SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[ ]  Definitive Proxy Statement                 Commission Only (as permitted by
[X]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                            Watkins-Johnson Company
           ----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)     Title of each class of securities to which transactions applies:

(2)     Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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        [ ]      Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which
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                 Schedule and the date of its filing.


(1)     Amount previously paid:

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(4)     Date filed:

                      [Watkins-Johnson Company Letterhead]

                                   May 3, 1999


Dear Shareowner:

As you are aware the Annual Meeting of Shareholders for Watkins-Johnson Corporation was held on Thursday, April 29, 1999.

Among the matters that were to be voted upon at the Annual Meeting were a proposal (Proposal # 2) to approve amendments to the Company's Articles of Incorporation and Bylaws to eliminate their super-majority shareowner voting requirements and a separate proposal (Proposal # 3) to approve amendments to the Company's Bylaws to eliminate the super-majority director voting requirements. Each of these two proposals requires 80% of the outstanding shares vote FOR to become effective. Due to this high voting threshold and to afford all shareowners the opportunity to vote, the polls on these two proposals will remain open until May 24, 1999.

If you have already returned your proxy and have vote FOR Proposals #2 and 3 we thank you for your support. If you have previously voted AGAINST or have not yet voted on these two important proposals, please save the company further expense by taking the time to vote the enclosed duplicate proxy FOR Proposals #2 and 3. The polls for proposals #1 and #4 are closed.

Included on the back of this letter is the important additional information concerning a commitment the Board has made to all shareholders regarding the super-majority director voting requirement of the Bylaws which was forwarded to you in late April. For ease of obtaining full information about the meeting, please refer to the Annual Meeting section of the Watkins-Johnson website: http://www.wj.com.

We urge all shareowners, regardless of how many or few shares you own, to vote FOR Proposals # 2 and 3. Please mark, sign and date the enclosed proxy card and mail it today. Your prompt action will help the Company avoid any further expense relating to this matter.

Please contact Larry Dennedy of MacKenzie Partners (the Company's proxy solicitor) at 212-929-5500 (call collect) or toll-free at 800-322-2885 should you have any questions or require assistance in voting your shares.


                                                  Sincerely yours,


                                                  /s/ Dean A. Watkins
                                                  Dean A. Watkins


                                                  /s/ H. Richard Johnson
                                                  H. Richard Johnson


                                                  /s/ W. Keith Kennedy, Jr.
                                                  W. Keith Kennedy, Jr.